provectus biopharmaceuticals

2021 Annual Shareholder Meeting

Wednesday, June 23rd

Forward-Looking Statements

The information in this presentation may include "forward-looking statements," within the meaning of U.S. securities legislation, relating to the business of Provectus Biopharmaceuticals, Inc. and its affiliates (Provectus or the Company), which are based on the opinions and estimates of Company management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek," "anticipate," "budget," "plan," "continue," "estimate," "expect," "forecast," "may," "will," "project," "predict," "potential," "targeting," "intend," "could," "might," "should," "believe," and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers and listeners should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this presentation are made as of the date hereof or as of the date specifically specified herein, and Provectus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Company risk factors (Item 1A, SEC filings)

- Annual report on Form 10-K for the year ended December 31, 2020
- Report on Form 10-Q for the quarter ended March 31, 2021

2021 Annual Shareholder Meeting Agenda

- **Part 1:** Shareholder Meeting Activities
  - Welcome/Introduction
  - Preliminary Matters
  - Order of Business/Other Business
  - Inspector of the Election Report
  - Conclusion

- **Part 2:** Company Update
  - Opening Remarks
  - Building a Medical Science Platform and a Broad-Spectrum Drug Product Candidate Pipeline
  - Q & A
  - Closing Remarks

Part 1:
Shareholder Meeting Activities

Shareholder Meeting Activities

- Welcome
- Introductions
- Preliminary Matters
  - Inspector of the Election
  - Record Date
  - Shares Entitled to Notice and Vote
  - Quorum
  - Reading of the Notice of the Meeting, Affidavit of Mailing, and Minutes
  - Stockholders' Proxies
  - Stockholders' Ballots
- Order of Business
  - **Proposal #1:** To elect five directors to serve on Provectus' Board of Directors for a one-year term
  - **Proposal #2:** To conduct an advisory vote to approve the compensation of the Company's named executive officers
  - **Proposal #3:** To ratify the selection of Marcum LLP as Provectus' independent registered public accounting firm
- Other Business
- Report of the Inspector of the Election
- Conclusion of the Meeting

Part 2:
Company Update

Opening Remarks

Ed Pershing, CPA
Chair, Board of Directors

Building a Medical Science Platform and a Broad-Spectrum Drug Product Candidate Pipeline

Dominic Rodrigues
Vice Chair, Board of Directors

The Underpinnings of a Robust Medical Science Platform

- We believe that a well-built platform requires versatile, consistent, and reproducible science
  - Recognizable, understandable, and/or novel targeting
  - A sound tolerability profile
  - Multi-mechanism behavior
  - Response-, curative-, and/or regenerative-driven activity
  - Multi-disease indication viability; multi-disease potential
- Multi-purpose science can create opportunities to build a sturdy platform and develop a drug pipeline from it for potentially treating different disease indications and, possibly, different diseases

An Outsider's Initial View of Provectus' Science & Data: Small Molecule Immunotherapy

- In Provectus, pre-2017, we saw the possibilities of disruptive medical science (based on the publicly-available portfolio of company data) with far-reaching promise, vast potential, and some knowledge gaps

Strengths	Areas That Required Further Exploration
• A seemingly unmatched tolerability profile	• Insufficiently delineated biopharma drug targeting
• Cytotoxic, immunotherapeutic, and regenerative properties	• Indication, but not confirmation, of systemic activity
• Potential multi-disease indication activity and multi-disease viability	• Multi-faceted, but not fully elucidated, mechanisms of action and immune activation
• Potential synergy with traditional and emerging drug treatments	
• Highly functional drug product characteristics	
• Reproducible and consistent science	

Validating a Science Platform vs. Pursuing a Single Disease Indication

- During the time period between securing board control in 2017 and the business turnaround work into 2018, we considered:
  - The tenets of platform-capable medical science
  - Provectus' proprietary and sponsored preclinical research; data of its drug product candidate PV-10 from intralesional (IL) oncology clinical trials and expanded access programs∞
  - Gaps in data, information, and knowledge of the IL oncology program; potential blind spots of prospective new drug discovery & development programs∞
  - Potential approval pathways for the IL oncology program, their associated timeframes and costs, and the competitive landscape of respective disease indications
- We decided to prioritize demonstrating the viability of building a platform over focusing solely on the existing IL oncology program
  - Prove out and further explore the science; generate more and relevant clinical data in support of it
  - Create more "shots on goal" – regulatory, commercial, and monetizable milestones and events – and, thus, greater fundamental (i.e., intrinsic) value; we believed that market recognition and value would follow
- We review this decision, and its associated drug discovery & development and business strategies and tactics, regularly, based on any new data, information, and/or circumstances that present themselves

∞ Also comprised analysis and assessment of Provectus' topical (top.) dermatology program and its drug product candidate PH-10, including proprietary and sponsored preclinical and clinical research, and data from clinical trials

Provectus Annual Shareholder Meetings: Decision-Making in Plain Sight

- **2018.** We communicated our new vision of health equity-driven drug development and described the Company's inventory of clinical data
  - Previously, a singular focus on IL oncology and, specifically, in-transit melanoma; this approach drew attention and resources away from promising cancers of the liver data
  - The IL oncology program's synergistic potential in melanoma with standard-of-care and new cancer treatments
  - Previously, a top. dermatology program that would have been discarded
- **2019.** We outlined the Company's initial new drug development strategy of demonstrating:
  - The multifaceted nature of PV-10 as a monotherapy for IL oncology
  - PV-10's potential synergy with the emerging global backbone of solid tumor cancer treatment: immune checkpoint blockade
- **2020.** We first introduced the concept of Provectus' halogenated xanthene medical science platform
  - The systemic activity of PV-10
  - The roles that concentration, time of drug exposure, and routes of administration can play in disease treatment
  - Multiple, different mechanisms of action and immune activation, and the contexts in which they occur
  - The viability, in a scientifically- and mechanistically-consistent manner, of treating different disease indications and different diseases

Our Strategy for 2021 and Beyond

- Drug discovery & development
  - Pursue commercialization of existing IL oncology programs where data support regulatory engagement (e.g., in-transit melanoma unsuitable for checkpoint blockade, refractory symptomatic neuroendocrine cancer metastatic to the liver)
  - Advance new and existing IL oncology programs that feature specific key traits of Provectus' medical science platform
    - Treatment of earlier stages of disease: i.e., pathologic complete response from limited intervention as well as injection site healing (e.g., neoadjuvant to breast conservation surgery)
    - Synergy with checkpoint blockade (e.g., Stage IV melanoma)
    - Synergy with lower cost chemotherapy for cancers unresponsive to checkpoint blockade (e.g., pancreatic cancer metastatic to the liver)
  - Develop clinical data that demonstrate the Company's nascent oral (p.o.) oncology program can be synergistic and/or potentially competitive with checkpoint blockade
  - Prudently develop, increase, and exercise the option value of Provectus' medical science platform
- Operations
  - Position the Company for potential milestones that could increase recognition of its intrinsic value and, thus, its market capitalization
  - Build out Provectus' management team; expand the Company's scientific and strategic advisory boards
  - Improve communications, coverage, and sponsorship of Provectus, its medical science platform, and its broad-spectrum drug product candidate pipeline

Option Value: Platform Expansion Beyond Oncology

- We plan to continue nurturing opportunities that have the potential to expand Provectus' platform beyond oncology, and advancing existing and prospective new potential monotherapy and combination therapy treatments for global patient populations using consistent science in multiple, different disease areas
  - top. dermatology
  - p.o. hematology
  - p.o./intranasal (IN) virology
  - top. corneal health
  - p.o./top./intravenous (IV) multi-drug resistant antibiotics
  - IL/p.o./top. animal health
  - Several novel scientific discoveries to date

2020-2021 Medical Conference Presentations and Peer-Reviewed Journal Publications

1. A phase 1b study of rose bengal disodium and anti-PD-1 in metastatic cutaneous melanoma: results in patients naïve to immune checkpoint blockade; September 2020, European Society for Medical Oncology (ESMO) Congress
2. A phase 1b study of rose bengal disodium and anti-PD-1 in metastatic cutaneous melanoma: initial results in patients refractory to checkpoint blockade; September 2020, ESMO
3. Intralesional injection of Rose Bengal augments the efficacy of gemcitabine chemotherapy against pancreatic tumors; November 2020, Society for Immunotherapy of Cancer's (SITC) Annual Meeting
4. Response for combination of PV-10 autolytic immunotherapy and immune checkpoint blockade in checkpoint-refractory patients; December 2020, Melanoma Bridge
5. Treatment of in-transit melanoma metastases using intralesional PV-10; March 2021, *Melanoma Research*
6. Intralesional injection of Rose Bengal augments the efficacy of gemcitabine chemotherapy against pancreatic tumors; May 2021, *BMC Cancer* (under consideration)
7. Phase I study of autolytic immunotherapy of metastatic neuroendocrine tumors using intralesional rose bengal disodium; June 2021, American Society of Clinical Oncology (ASCO) Annual Meeting
8. Pre-clinical research of PV-10 for *in vitro* anti-tumor activity in refractory and high-risk adult solid tumors; June 2021, ASCO

Q&A

Board of Directors

Closing Remarks

Bruce Horowitz
Chief Operating Officer and Member, Board of Directors